Exhibit 3.1

                             State of North Carolina
                      Department of the Secretary of State

                             ARTICLES OF RESTATEMENT
                            FOR BUSINESS CORPORATION

Pursuant to ss.55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of restating its Articles of Incorporation.

1.    The name of the corporation is: FNB Financial Services Corporation
                                     -------------------------------------------

2.    The text of the Restated Articles of Incorporation is attached.

3.    (Check a, b, c, and/or d, as applicable.)

      a. These Restated Articles of Incorporation were adopted by the board of directors and do not contain an amendment.
      b. These Restated Articles of Incorporation were adopted by the board of directors and contain an amendment not requiring shareholder approval. (Set forth a brief explanation of why shareholder approval was not required for such amendment.)
                                                 -------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      c. |X| These Restated Articles of Incorporation contain an amendment requiring shareholder approval, and shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

      If the Restated Articles of Incorporation contain an amendment providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself are as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. These articles will be effective upon filing, unless a delayed date and/or time is specified:
                        --------------------------------------------------------

This the 24th day of May, 2005
         ----        ---

                              FNB Financial Services Corporation
                              -------------------------------------------------
                                              Name of Corporation

                              /s/ Pressley A. Ridgill
                              -------------------------------------------------
                                                   Signature

                              Pressley A. Ridgill, Exec. Vice President and COO
                              -------------------------------------------------
                                          Type or Print Name and Title


NOTES:
1. Filing fee is $10, unless the Restated Articles of Incorporation include an amendment, in which case the filing fee is $50. This document must be filed with the Secretary of State.
(Revised January 2000)                                               (Form B-03)
CORPORATIONS DIVISION             P.O. BOX 29622          RALEIGH, NC 27626-0622

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       FNB FINANCIAL SERVICES CORPORATION

                                    ARTICLE I

      The name of the corporation is FNB Financial Services Corporation (the "Corporation").

                                   ARTICLE II

      Section 2.1. Total  Authorized  Shares of Capital Stock.  The  Corporation
      -----------  ------------------------------------------
shall have authority to issue a total of 85,000,000 shares of capital stock, none of which shall have any par value, divided into classes as follows:

            Class                                 Number of Shares
            -----                                 ----------------
            Common Stock                                75,000,000
            Preferred Stock                             10,000,000

      Section 2.2. Common Stock.  The shares of Common Stock shall be of one and
      -----------  ------------
the same class. Subject to the rights of holders of the Preferred Stock as determined by the Board of Directors pursuant to Section 2.3 hereof and by the North Carolina Business Corporation Act ("NCBCA") as now constituted or hereafter amended, the holders of shares of Common Stock shall have one vote per share on all matters on which holders of shares of Common Stock are entitled to vote and shall be entitled to participate pro rata after preferential rights of holders of Preferred Stock in the distribution of the net assets of the Corporation upon dissolution.

      Section 2.3.  Preferred Stock. The shares of Preferred Stock may be issued
      -----------   ---------------
from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine. This Section 2.3 is intended to afford the Board of Directors the maximum authority provided under Section 55-6-02 of the North Carolina General Statutes and any amendment thereto or successor statute thereof.

      Section 2.4.  Preemptive  Rights. No holder of any class of stock or other
      -----------   ------------------
securities of the Corporation shall be entitled to any preemptive right to purchase any class of stock or other securities of the Corporation.

                                   ARTICLE III

      The street address and county of the registered office of the Corporation is 1501 Highwoods Boulevard, Suite 400, Greensboro, Guilford County, North Carolina 27410. The name of the registered agent is Pressley A. Ridgill.

                                   ARTICLE IV

      The name and address of the incorporator is as follows:

                                W. B. Apple, Jr.
                                2307 Pine Lane
                                Reidsville, North Carolina 27320

                                    ARTICLE V

      To the fullest extent permitted by the NCBCA as it exists or may hereafter be amended, no person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this Article V, nor the adoption of any provision to these Amended and Restated Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

                                   ARTICLE VI

      Section  6.1.  Definitions  and Terms  With  Respect  to  Article  VI. For
      ------------   ------------------------------------------------------
purposes of this Article VI, the following definitions shall apply:

      (a) The terms "Business Combination" shall mean any transfer in connection with (i) a combination or merger of the Corporation, (ii) the acquisition of more than ten percent (10%) of the Corporation's outstanding Voting Shares, or
(iii) a purchase or sale of a substantial portion of the assets of the Corporation or a Subsidiary thereof (a purchase or sale of 20% or more of the total assets of the Corporation or a Subsidiary thereof as of the end of the most recent quarterly period of the Corporation being deemed as "substantial") in each case, as applicable, which requires the approval of, or notice to and absence of objection by (i) any federal or state regulatory authority of banks, savings banks, savings and loan associations or their holding companies, (ii) the Federal Trade Commission or the Anti-Trust Division of the United States Department of Justice, or (iii) the shareholders of the Corporation, but excluding any reorganization, share acquisition, merger, purchase or sale of assets, or combination initiated by the Corporation upon the vote of at least fifty-one percent (51%) of the Continuing Directors.

      (b) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

      (c) The term "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, a business trust, or an unincorporated organization or similar entity, and shall include a syndicate or any group of any of the foregoing formed or acting together in concert for the purpose of acquiring, holding or disposing of the equity securities or assets of the Corporation or any Subsidiary thereof.

      (d) The term "Related Person" shall mean any Person (together with its "affiliates" and "associates," as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act")) which as of the date of its offer with respect to a Business Combination is a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) in the aggregate of ten percent (10%) or more of the outstanding Voting Shares of the Corporation. A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof.

      (e) The term "Subsidiary" shall mean any Person of which the Person in question owns not less than fifty percent (50%) of any class of equity securities, directly or indirectly.

      (f) The term "Voting Shares" shall mean any shares of the authorized stock of the Corporation entitled to vote generally in the election of directors.

      (g) The term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies on its Board of Directors.

      Section 6.2. Rights of  Shareholders.  The affirmative vote of the holders
      -----------  -----------------------
of seventy-five percent (75%) or more of the outstanding Voting Shares, voting separately as a class, shall be required for the approval or authorization of any Business Combination; provided, however, that such seventy-five percent (75%) voting requirement shall not be applicable and such Business Combination may be approved by the shareholder vote required by the NCBCA and any other provision of these Amended and Restated Articles of Incorporation if the Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of (a) at least seventy-five percent (75%) of the Whole Board of Directors, and (b) if such Business Combination is proposed by a

Related Person, at least seventy-five percent (75%) of the Continuing Directors, in either case at a duly called and convened regular or special meeting of the Board of Directors.

      Section 6.3. Fiduciary  Obligations.  Nothing contained in this Article VI
      -----------  ----------------------
shall be construed to relieve any Related Person from any fiduciary obligation imposed by law or equity.

      Section 6.4. Standards for Board of Directors' Evaluation of an Offer. The
      -----------  --------------------------------------------------------
Board of Directors of the Corporation, when evaluating any offer of another Person to effect a Business Combination shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation: (i) the social and economic effects of acceptance of such offer on the depositors, borrowers, other customers, employees, and creditors of the Corporation and/or its Subsidiaries, and on the communities in which the Corporation and/or its Subsidiaries operate or are located; (ii) the ability of the Corporation and its Subsidiaries to fulfill the objectives of a financial holding company or commercial banking entities, respectively, under applicable federal and state statutes and regulations; (iii) the business, financial condition, and earnings prospects of the Person or Persons (in each case including the Subsidiaries thereof) proposing the Business Combination, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the Business Combination, and other likely financial obligations of such Person or Persons (in each case including the Subsidiaries thereof), and the possible effect of such conditions and prospects upon the Corporation and its Subsidiaries and the communities in which the Corporation and/or its

Subsidiaries are located; (iv) the competence, experience, and integrity of the Person or Persons proposing the Business Combination and its or their management; and (v) the prospects for successful conclusion of the proposed Business Combination. The provisions of this Article VI shall be deemed solely to grant discretionary authority to the Board of Directors and shall not be deemed to provide any constituency the right to be considered or to compel the consideration of its interests.

      Section 6.5. Amendment and Repeal of Article VI. Notwithstanding any other
      -----------  ----------------------------------
provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law) any amendment, change or repeal of this Article VI, or any other amendment of these Amended and Restated Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VI, shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding Voting Shares of the Corporation, voting separately as a class; provided, however, that this restriction shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any such amendment, change or repeal recommended to shareholders of the Corporation by the affirmative vote of at least (a) seventy-five percent (75%) of the Whole Board of Directors, and (b) if at such time there shall be a Related Person, at least seventy-five percent (75%) of the Continuing Directors, and in either such event such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the NCBCA and these Amended and Restated Articles of Incorporation.

                                   ARTICLE VII

      Section  7.1.  Board  of  Directors.   The  number  of  directors  of  the
      ------------   --------------------
Corporation shall not be less than five (5) nor more than twenty-five (25), with the exact number to be fixed from time to time as provided in the Corporation's Bylaws.

      In all elections of directors that the total number of directors as fixed pursuant to the Corporation's Bylaws is nine (9) or more, the directors shall be divided into three (3) classes, as nearly equal as possible in number, with each director of each such class to serve for a term of three (3) years (or for terms of one (1) or two (2) years as necessary to create classes as nearly equal in number as possible) from the date such director takes office or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected and shall qualify for terms of three (3) years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors at a time that the directors are so classified, the additional or eliminated directorships shall be classified or chosen so that all classes of directors shall remain or become as nearly equal as possible in number. At all times that the number of directors, as fixed pursuant to the Corporation's Bylaws, is less than nine (9), each director shall be elected to a term ending as of the next succeeding annual meeting of shareholders or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify.

      Section 7.2.  Current Board of Directors.  The directors  constituting the
      -----------   --------------------------
Board of Directors of the Corporation as of the date hereof shall continue to serve in office for their respective terms or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

      This the 24th day of May, 2005.

                                               By:  /s/ Pressley A. Ridgill
                                                    -----------------------
                                                    Pressley A. Ridgill
                                                    Executive Vice President and
                                                    Chief Operating Officer